Exhibit 21.1

SUBSIDIARIES

NAME OF SUBSIDIARY                                                     JURISDICTION
------------------                                                     ------------

J.D. Edwards World Solutions Company                                   Colorado
J.D. Edwards World Source Company                                      Colorado
J.D. Edwards International B.V.                                        Netherlands
J.D. Edwards (U.K.) Ltd.                                               United Kingdom
J.D. Edwards France SA                                                 France
J.D. Edwards Deutschland GmbH                                          Germany
J.D. Edwards Italia S.p.A.                                             Italy
J.D. Edwards (Asia Pacific) Pte. Ltd.                                  Singapore
J.D. Edwards (Japan) K.K.                                              Japan
J.D. Edwards de Mexico y Compania en N.C. de C.V.                      Mexico
J.D. Edwards Brasil Limitada                                           Brazil
J.D. Edwards Canada Ltd.                                               Canada
J.D. Edwards S.A. (Proprietary) Limited                                South Africa
J.D. Edwards (Hong Kong) Limited                                       Hong Kong
J.D. Edwards (China) Software Systems Co., Ltd.                        China
J.D. Edwards Austria GmbH                                              Austria
J.D. Edwards (Schweiz) AG                                              Switzerland
J.D. Edwards Company Pty. Ltd.                                         Australia
J.D. Edwards & Company Foreign Sales, Inc.                             Barbados
J.D. Edwards Europe Ltd.                                               Ireland
J.D. Edwards (Malaysia) Sdn. Bhd.                                      Malaysia
J.D. Edwards Belgium N.V./S.A.                                         Belgium
J.D. Edwards Espana S.L.                                               Spain
J.D. Edwards (Taiwan) Pte. Ltd.                                        Taiwan
J.D. Edwards Nordic A.B.                                               Sweden
J.D. Edwards Netherlands B.V.                                          Netherlands
J.D. Edwards Holdings Inc.                                             Colorado
J.D. Edwards Nova Scotia Company                                       Nova Scotia
J.D. Edwards Numetrix Company                                          Nova Scotia
Numetrix Deutschland GmbH                                              Germany
Numetrix SA                                                            Belgium
Numetrix B.V.                                                          Netherlands
Numetrix, Ltd.                                                         United Kingdom
Numetrix, Inc.                                                         Connecticut
Numetrix France S.A.                                                   France
Numetrix GmbH                                                          Switzerland
Numetrix Asia Pte. Ltd.                                                Singapore
The Premisys Corporation                                               Delaware

World Technology Services LLC (J.D. Edwards & Company is a 50% owner of this company)